Exhibit 99.1

SciQuest Confirms Final Distribution by Major Shareholder

CARY, N.C., May 15, 2012 – SciQuest, Inc., (NASDAQ: SQI) a leading provider of on-demand source-to-settle solutions, has announced that it has been informed by Trinity Ventures, that funds managed by Trinity Ventures have completed the distribution of its shares of SciQuest common stock to its partners. As a result of the distribution, Trinity Ventures no longer owns any shares of SciQuest common stock. Further details regarding this distribution can be found in Form 4 filings made in connection with this distribution.

About SciQuest

SciQuest (NASDAQ: SQI) is a leading provider of an integrated, web-based end-to-end eProcurement solution that enables users to realize significant efficiencies and savings on their purchases of indirect goods and services. SciQuest’s unique industry segment expertise and innovative “source-to-settle” approach to eProcurement enables Fortune 1000 companies and organizations in the higher education, life sciences, healthcare and public sector markets, as well as other industries, to identify savings opportunities they may otherwise have missed, while improving contract management, compliance and supplier management. SciQuest’s solutions help customers turn spending into a source of savings. Join the conversation on our blog, The Open Kitchen—http://www.sciquest.com/blog.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

SciQuest Media contacts:

Michelle Perkins

919-659-2228

mperkins@sciquest.com

SciQuest Investor contact:

ICR, LLC

Garo Toomajanian, 1-800-550-6380

investorrelations@sciquest.com